CONSENT OF FREDERIK REIDEL

I, Frederik Reidel, hereby consent to the use of my name and the information derived from the Technical Report titled "Lithium Resources Update Pastos Grandes Project, Salta Province, Argentina" with an effective date of April 30, 2023 being incorporated by reference into the Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Frederik Reidel
Frederik Reidel

October 6, 2023